     As Filed With the Securities and Exchange Commission on December 4, 2001
                                                   Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            GENESIS BIOVENTURES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            NEW YORK                                     98-0163232
---------------------------------           ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

 3033 King George Highway, Suite 1A, Surrey, British Columbia, Canada V4P 1B8
--------------------------------------------------------------------------------
           (Address of Principal Executive Offices) (Zip Code)

                             ----------------------

                           YEAR 2000 STOCK OPTION PLAN
                            2001 STOCK INCENTIVE PLAN
                      STOCK OPTION GRANTS OUTSIDE OF A PLAN
                      -------------------------------------
                            (Full title of the plan)

                             ----------------------

                                E. Greg McCartney
                      President and Chief Executive Officer
                            Genesis Bioventures, Inc.
  3033 King George Highway, Suite 1A, Surrey, British Columbia, Canada V4P 1B8
  ----------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (604) 542-0820
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                              Peter D. Taylor, Esq.
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000
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                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
Title of Securities to     Amount to be Registered     Proposed Maximum        Proposed Maximum             Amount of
be Registered                                          Offering Price Per      Aggregate Offering Price     Registration
                                                       Share                                                Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001
par value                  270,000 shares (1)          $1.481 (2)              $  399,870                   $   95.57

Common Stock, $0.0001
par value                  2,230,000 shares (1)        $1.895 (2)              $4,225,850                   $1,009.98

Common Stock, $0.0001
par value                  1,050,000 shares            $2.238 (3)              $2,350,000                   $  561.65

Totals:                    3,550,000 shares                                    $6,975,720                   $1,667.20
------------------------------------------------------------------------------------------------------------------------

     (1) Also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant's Year 2000 Stock Option Plan and the 2001 Stock Incentive Plan.

     (2) In accordance with Rule 457(h), the aggregate offering price of shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, (a) on the basis of a weighted per share exercise price of $1.481 with respect to outstanding options to purchase 270,000 shares, and (b) for shares available for future grant under the 2000 Plan and the 2001 Plan, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the American Stock Exchange for the Common Stock on November 29, 2001, which was $1.895 per share.

     (3) The following stock option grants, listed below by number and exercise price, were issued outside of stock option plans.

------------------------------------------------------------------------------------------------------------
                                                        NUMBER OF SHARES            EXERCISE PRICE PER SHARE
------------------------------------------------------------------------------------------------------------
Stock Option Grants Issued Outside of a Plan                800,000                           $2.00
------------------------------------------------------------------------------------------------------------
Stock Option Grants Issued Outside of a Plan                250,000                           $3.00
------------------------------------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Genesis Bioventures, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

     (a) the Registrant's Annual Report on Form 10-K, for the fiscal year ended December 31, 2000;

     (b) the Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2001, June 30, 2001 and September 30, 2001;

     (c) the Registrant's Current Report on Form 8-K, filed on January 24, 2001, as amended January 26, 2001;

     (d) the Registrant's Amended Current Reports on Form 8-K/A, filed on June 14, 2001 and September 19, 2001;

     (e) the Registrant's Definitive Proxy Statement on Schedule 14A, filed on October 5, 2001, and

     (f) the description of the Registrant's common stock, par value $0.0001 per share (the "Common Stock"), contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Restated Certificate of Incorporation limits, to the maximum extent permitted by New York Law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by New York Law, and may agree to indemnify officers, directors, employees or agents to the fullest extent permitted by New York Law.

     Section 722 of the New York Business Corporation Law provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director or officer of the corporation or was serving at the request of the corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees), actually and necessarily incurred by him or her as a result of such action if he or she acted in good faith, for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, has no reasonable cause to believe his or her conduct was unlawful.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

NUMBER                 DESCRIPTION
------                 -----------
4.1           Year 2000 Stock Option Plan

4.2           2001 Stock Incentive Plan

5.1           Opinion of Stradling Yocca Carlson & Rauth, a Professional
              Corporation

23.1 Consent of KPMG LLP, independent accountants, with respect to the consolidated financial statements of the Registrant

23.2 Consent of Lemieux Deck Millard Bond, independent accountants, with respect to the consolidated financial statements of the Registrant

23.3          Consent of Stradling Yocca Carlson & Rauth, a Professional
              Corporation (included in the Opinion filed as Exhibit 5.1)

24.1          Power of Attorney (included on the signature page)

ITEM 9.  UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Surrey, British Columbia, Canada, on the 3rd day of December, 2001.

                                      Genesis Bioventures, Inc.


                                      By: /s/ E. Greg McCartney
                                          -------------------------------------
                                          E. Greg McCartney
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Genesis Bioventures, Inc. do hereby constitute and appoint E. Greg McCartney and T.J. Louis McKinney, and each of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, and any rules, regulations, and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                            Title                                     Date
/s/ E. Greg McCartney                President and Chief Executive Officer     December 3, 2001
-----------------------------        (Principal Executive Officer)
E. Greg McCartney


/s/ T.J. Louis McKinney              Chief Financial Officer (Principal        December 3, 2001
-----------------------------        Financial and Accounting Officer) and
T.J. Louis McKinney                  Director


/s/ Lawrence J. Pasemko              Director                                  December 3, 2001
-----------------------------
Lawrence J. Pasemko


/s/ Ian B. Woods, M.D., Ph.D         Director                                  December 3, 2001
-----------------------------
Ian B. Woods, M.D., Ph.D


/s/ Carol Patterson Neves            Director                                  December 3, 2001
-----------------------------
Carol Patterson Neves


/s/ Robert F. Lutz                   Director                                  December 3, 2001
-----------------------------
Robert F. Lutz

                                  EXHIBIT INDEX

     The following exhibits are filed as part of this Registration Statement:

NUMBER                 DESCRIPTION
------                 -----------

4.1           Year 2000 Stock Option Plan

4.2           2001 Stock Incentive Plan

5.1           Opinion of Stradling Yocca Carlson & Rauth, a Professional
              Corporation

23.1 Consent of KPMG LLP, independent accountants, with respect to the consolidated financial statements of the Registrant

23.2 Consent of Lemieux Deck Millard Bond, independent accountants, with respect to the consolidated financial statements of the Registrant

23.3          Consent of Stradling Yocca Carlson & Rauth, a Professional
              Corporation (included in the Opinion filed as Exhibit 5.1)

24.1          Power of Attorney (included on the signature page)


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